Exhibit 99.8

FIRST SUPPLEMENT DATED 25 SEPTEMBER 2017 TO THE BASE PROSPECTUS DATED 20 JULY 2017

BANCA CARIGE S.p.A. - CASSA DI RISPARMIO DI GENOVA E IMPERIA

(incorporated with limited liability in the Republic of Italy)

EUR 5,000,000,000

Euro Medium Term Note Programme

This Supplement (the “Supplement”) is supplemental to, forms part of and must be read and construed in conjunction with, the base prospectus dated 20 July 2017 ( the “Base Prospectus”) prepared by Banca Carige S.p.A. - Cassa di Risparmio di Genova e Imperia (the “Issuer”) in connection with its Euro Medium Term Note Programme (the “Programme”) for the issuance of up to EUR 5,000,000,000 in aggregate principal amount of notes (“Notes”). Terms given a defined meaning in the Base Prospectus shall, unless the context otherwise requires, have the same meaning when used in this Supplement.

This Supplement has been approved by the Luxembourg Commission de Surveillance du Secteur Financier (the “CSSF”), which is the Luxembourg competent authority for the purpose of Directive 2003/71/EC (the “Prospectus Directive”) and relevant implementing measures in Luxembourg, as a base prospectus supplement issued in compliance with Article 16 of the Prospectus Directive and relevant implementing measures in Luxembourg, including Article 13.1 of Chapter 1 of Part II of the Luxembourg Act dated 10 July 2005 relating to prospectuses for securities (the “Prospectus Act 2005”).

The purpose of the publication of this Supplement is to update the information contained in the Base Prospectus, in particular to incorporate by reference the unaudited interim consolidated financial statements of the Group as at and for the six months ended 30 June 2017 and to incorporate by reference certain press releases.

The Issuer accepts responsibility for the information contained in this Supplement and declares that, having taken all reasonable care to ensure that such is the case, the information contained in this Supplement is, to the best of its knowledge, in accordance with the facts and contains no omission likely to affect its import.

To the extent that there is any inconsistency between (a) any statement in this Supplement or any statement incorporated by reference into the Base Prospectus by this Supplement and (b) any other statement in, or incorporated by reference into, the Base Prospectus, the statements in (a) above will prevail.

Save as disclosed in this Supplement, no significant new fact, material mistake or inaccuracy relating to the information included in the Base Prospectus which is capable of affecting the assessment of the Notes issued under the Programme has arisen or been noted, as the case may be, since publication of the Base Prospectus.

In accordance with the Prospectus Directive and Article 13.2 of Chapter 1 of Part II of the Prospectus Act 2005, an investor which has agreed, prior to the date of publication of this Supplement, to purchase or subscribe for Notes issued under the Programme may withdraw its acceptance before the end (being 27 September 2017) of a period of two working days beginning on the first working day after the date on which this Supplement is published.

This Supplement may only be used for the purposes for which it has been published.

The date of this Supplement is 25 September 2017.

AMENDMENTS AND ADDITIONS TO THE BASE PROSPECTUS

With effect from the date of this Supplement the information appearing in, or incorporated by reference into, the Base Prospectus shall be amended and supplemented in the manner described below.

INFORMATION INCORPORATED BY REFERENCE

(i)

The unaudited interim consolidated financial statements of the Group as at and for the six months ended 30 June 2017 (the “2017 Half-Year Unaudited Interim Consolidated Financial Information”) are incorporated by reference in and form part of this Supplement and shall, by virtue of this Supplement, be deemed to be incorporated by reference in, and form part of, the Base Prospectus.

The following table shows where the information required under Annex IX of Commission Regulation (EC) No. 809/2004 can be found in the above-mentioned document:

Page number(s)
Consolidated balance sheet	20
Consolidated income statement	21
Consolidated statement of comprehensive income	22
Statement of changes in consolidated shareholders’ equity	23-24
Consolidated statement of cash flows	25
Explanatory Notes	26-72
Independent auditors’ limited review report	80-83

The information incorporated by reference that is not included in the cross-reference list above is considered additional information and is not required by the relevant schedules of Commission Regulation (EC) No. 809/2004 (as amended).

(ii)	A copy of the 2017 Half-Year Unaudited Interim Consolidated Financial Information has been filed with the CSSF and is incorporated by reference in and forms part of this Supplement.

(iii)

The press release dated 3 August 2017 and entitled “Correction of 2013 Financial Statements information pursuant to IAS 8 (Accounting policies, changes in accounting estimates and errors)”, having been published by the Issuer and filed with the CSSF, is incorporated by reference in and forms part of this Supplement and shall, by virtue of this Supplement, be deemed to be incorporated by reference in, and form part of, the Base Prospectus.

(iv)

The press release dated 31 August 2017 and entitled “Capital strengthening actions progressing as per time schedule”, having been published by the Issuer and filed with the CSSF, is incorporated by reference in and forms part of this Supplement and shall, by virtue of this Supplement, be deemed to be incorporated by reference in, and form part of, the Base Prospectus.

(v)

The press release dated 14 September 2017 and entitled “Banca Carige’s Board of Directors has approved the 2017-2020 Business Plan “Carige’s Transformation Programme””, having been published by the Issuer and filed with the CSSF, is incorporated by reference in and forms part of this Supplement and shall, by virtue of this Supplement, be deemed to be incorporated by reference in, and form part of, the Base Prospectus.

DESCRIPTION OF BANCA CARIGE AND BANCA CARIGE GROUP

(vi)

The sub-section of the Base Prospectus entitled “Regulatory Proceedings and Litigation—Inspection regarding Anti-Money Laundering matters—CONSOB proceedings pursuant to Article 157(2) of the Financial Services Act” on pages 138-139 shall be be supplemented by the addition of the following sentence:

“See further the press release dated 3 August 2017 and entitled “Correction of 2013 Financial Statements information pursuant to IAS 8 (Accounting policies, changes in accounting estimates and errors)”, which is incorporated by reference in, and forms part of, this Base Prospectus.”

(vii)	The sub-section of the Base Prospectus entitled “Management and Employees—Board of Directors—Members of the Board of Directors” on pages 145-147 shall be deleted and replaced with the following:

“Members of the Board of Directors

The Board of Directors is responsible for the ordinary and extraordinary management of the Issuer.

The Board of Directors is elected by the Issuer’s shareholders at a general meeting for a three-year term and individual directors may be re-elected following the expiration of their terms of office. Under the Issuer’s by-laws, the Board of Directors may consist of seven to fifteen directors.

As at the date hereof, the Board of Directors is comprised of fifteen members, seven of whom appointed on 31 March 2016. Mr Giuseppe Pericu was co-opted by the Board of Directors on 11 October 2016, in relation to the resignation of Mr. Beniamino Anselmi, and Mr Massimo Pezzolo, was co-opted by the Board of Directors on 10 February 2017, in relation to the resignation of Mr. Giampaolo Provaggi. Mr Pericu and Mr Pezzolo were appointed by the Issuer’s Ordinary Shareholders’Meeting on 28 March 2017.

Ms. Elisabetta Rubini tendered her resignation with immediate effect on 17 May 2017 and Ms. Paola Girdinio tendered her resignation with immediate effect on 7 June 2017.

Mr. Claudio Calabi, Mr. Alberto Mocchi, and Ms. Maurizia Squinzi tendered their resignation with immediate effect on 12 June 2017.

On 9 June 2017 the Board of Directors has resolved by majority vote to revoke the powers heretofore delegated to Mr. Guido Bastianini in his capacity as Chief Executive Officer and General Manager; on 13 June 2017 the Board of Directors has appointed Chief Lending Officer, Mr. Gabriele Delmonte, to serve as interim General Manager, vesting him with the powers inherent to the role.

On a proposal from the Appointment Committee the Board of Directors on 21 June 2017 resolved to co-opt and appoint Mr. Paolo Fiorentino to serve as the Bank’s Chief Executive Officer and General Manager.

In relation to the aforesaid resignation of a number of Directors, the Board of Directors, on 21 June 2017, on a proposal from the Appointment committee, also co-opted Ms. Francesca Balzani, Mr. Stefano Lunardi and Ms. Ilaria Queirolo to serve as Members of the Bank’s Board of Directors.

On 11 July 2017, on a proposal from the Appointment Committee, the Board of Directors has co-opted Ms. Luisa Marina Pasotti to serve as a Director.

Mr. Guido Bastianini tendered his resignation with immediate effect on 8 September 2017 and, on 13 September 2017, the Board of Directors has co-opted Mr. Giacomo Fenoglio to serve as a Director.

The Board of Directors may appoint a Chief Executive Officer or a general managers. The Chief Executive Officer, if appointed, also carries out the functions of General Manager.

The following table sets out the current members of the Board of Directors.

Name	Office	Place and date of birth
Giuseppe Tesauro(1)	Chairman	Napoli – 15 November 1942

Vittorio Malacalza(1)	Deputy Chairman	Bobbio (PC) – 17 September 1937

Paolo Fiorentino (*)	Chief Executive Officer	Napoli – 23 January 1956

Sara Armella	Director	Savona – 20 November 1969

Francesca Balzani (1) (2) (5)	Director	Genova (GE) – 31 October 1966

Remo Angelo Checconi	Director	Genova – 25 March 1932

Giacomo Fenoglio (6)	Director	Cairo Montenotte (SV) – 18 January 1975

Giulio Gallazzi(1) (2)	Director	Bologna – 8 January 1964

Stefano Lunardi (1) (2) (4)	Director	Genova (GE) – 23 December 1971

Luisa Marina Pasotti (1) (2) (5)	Director	Gallarate (VA) – 6 August 1961

Luciano Pasquale	Director	San Sebastiano Curone (AL) – 22 February 1950

Giuseppe Pericu (1) (2) (3)	Director	Genova – 20 october 1937

Massimo Pezzolo (1) (3)	Director	Genova – 21 January 1949

Lucia Venuti(1) (2)	Director	Carrara (MS) – 7 March 1964

Ilaria Queirolo (1) (2) (4)	Director	Genova (GE) – 18 March 1968

(*)	General Manager, pursuant to Article 27 of Banca Carige’s by-laws.
(1)	Non-executive director.
(2)

Director meets independence requirements pursuant to Article 18(4) of Banca Carige’s by-laws (which specifies relevant requirements under Article 148(3) of the Financial Services Act and the Code of Self-Regulation, pursuant to Article 147-ter (4) of the Financial Services Act, as assessed by the Board of Directors.

(3)	Director elected by the Issuer’s shareholders on 28 March 2017.
(4)	Director co-opted by the Board on 21 June 2017.
(5)	Director co-opted by the Board on 11 July 2017.
(6)	Director co-opted by the Board on 13 September 2017.

The business address for each of the foregoing directors is the registered office of the Issuer (Via Cassa di Risparmio, 15, Genoa, Italy).

To the best of the bank’s knowledge, except as indicated in “Description of the Business – Regulatory proceedings and litigation” in the last five years, no member of the Board of Directors: (i) has been convicted of a fraudulent offence; (ii) has been declared bankrupt or subject to insolvency proceedings, or has been associated in the course or performance of his or her duties, with any corporate bankruptcy, receivership or involuntary liquidation procedure or (iii) has been subject to an official indictment and/or sanction by statutory or regulatory authorities (including the designated professional associations), or has been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of the Bank or from undertaking the direction or management of the affairs of any issuer.

None of the members of the Board of Directors has any family relationship with any other member of such Board of directors, with any member of the Board of Statutory Auditors and with any member of senior management of the Issuer.

The following table sets out the current members of the Board of Directors of the Bank, and their other principal activities relevant to the Banca Carige Group.

Name	Company	Office and/or Stake in the Company
Giuseppe Tesauro	Piaggio & C. S.p.A.	Director

	Fondazione Teatro di San Carlo in Napoli	Director

Vittorio Malacalza	Malacalza Investimenti S.r.l.	Chairman and quotaholder

	Hofima S.p.A.	Chairman

	Hofima Real Estate S.r.l.	Chairman

	Stuarta Immobiliare S.p.A.	Chairman and quotaholder

	Columbus Superconductors S.r.l.	Director

	ASG Superconductors S.p.A.	Director

	Sima & Tectubi S.p.A.	Director

	Stuarta Finance S.r.l.	Sole director and quotaholder

	AVM Private Equity 1 S.p.A. in liquidazione	Quotaholder

Remo Angelo Checconi	Coop Liguria Società Cooperativa di Consumo a r.l.	Honorary chairman and director

Giulio Gallazzi	Incitatus S.r.l.	Sole director

	Social Housing Italia S.r.l.	Sole director

	SRI Group – NPV Europe S.r.l.	Chairman and General Manager

	SRI Group Italia S.r.l.	Chairman

	SRI Real Estate S.r.l.	Sole director

	Fondazione Benedetto XVI Pro Matrimonio et Familia	Director

	Headquarter S.r.l. in liquidazione	Quotaholder and Liquidator

Luciano Pasquale	Creditis Servizi Finanziari S.p.A.	Chairman

	Autostrada dei Fiori S.p.A.	Deputy Chairman

	Camera di Commercio Riviere di Liguria – Imperia La Spezia Savona	Chairman

	Fondazione Istituto Guglielmo Tagliacarne	Chairman

Giuseppe Pericu	Accademia Ligustica di Belle Arti	Chairman

	Conservatorio Niccolò Paganini	Chairman

	Istituto Italiano di Tecnologia	Member of the Executive Committee

	Fondazione Teatro Carlo Felice	Director

Massimo Pezzolo	Autogas Nord S.p.A.	Director

	Malacalza Investimenti S.r.l.	Director

	Paramed S.r.l.	Director

	Columbus Superconductors S.p.A.	Director

	Egida S.r.l.	Director

	Hofima Real Estate S.r.l.	Director

	Hofima S.p.A.	Director

	Omba Impianti & Engineering S.p.A.	Director

	Sima & Tectubi S.p.A.	Director

	ASG Superconductors S.p.A.	Director

Lucia Venuti	AMIA S.p.A.	General manager

Stefano Lunardi	BEINTOO S.p.A.	Standing auditor

	Bombardier Transportation Italy S.p.A.	Standing auditor

	Bombardier Transportation (Holding) Italy S.p.A.	Standing auditor

	C.I.F.A. S.p.A.	Standing auditor

	Casasco e Nardi S.p.A.	Chairman of the board of statutory auditors

	ERG Eolica Basilicata S.r.l.	Standing auditor

	ERG Eolica Campania S.r.l.	Standing auditor

	ERG Eolica San Cireo S.r.l.	Standing auditor

	ERG Power S.r.l.	Standing auditor

	GA.MA. S.p.A.	Standing auditor

	Kopernico S.r.l. in liquidazione	Liquidator

	Il Quadrifoglio S.p.A.	Standing auditor

	Infinity Technology Solutions S.p.A.	Standing auditor

	Italiana Editrice S.p.A.	Chairman of the board of statutory auditors

	Nexta S.r.l.	Chairman of the board of statutory auditors

	PubliKompass S.p.A.	Chairman of the board of statutory auditors

Luisa Marina Pasotti	San Rocco Immobiliare S.p.A.	Standing Auditor

	Santa Benessere & Social S.p.A.	Standing Auditor

	MGM Lines S.r.l.	Standing Auditor

	Società Editoriale Varesina S.p.A.	Standing Auditor

	Marelli & Pozzi S.p.A.	Standing Auditor

	Fondazione del Varesotto per l’Ambiente, il Territorio e la Coesione Sociale	Statutory Auditor

GENERAL INFORMATION

(viii)	The sub-section of the Base Prospectus entitled “Significant or Material Change” on page 211 shall be deleted and replaced with the following:

“Significant or Material Change

Except as disclosed in the section “Description of Banca Carige Group and Banca Carige – Recent Developments” above (pages 155-168), since 30 June 2017 (being the last day of the financial period in respect of which the most recent published financial statements of the Issuer have been prepared) there has been no significant change in the financial or trading position of the Issuer or of the Group, and since 31 December 2016 there has been no material adverse change in the prospects of the Issuer or of the Group.”

(ix)	The following items shall be added to the list of documents at the sub-section of the Base Prospectus entitled “Documents Available” on page 212:

(j)	the 2017 Half-Year Unaudited Interim Consolidated Financial Information;

(k)	the press release dated 3 August 2017 and entitled “Correction of 2013 Financial Statements information pursuant to IAS 8 (Accounting policies, changes in accounting estimates and errors)”;

(l)	the press release dated 31 August 2017 and entitled “Capital strengthening actions progressing as per time schedule”; and

(m)	the press release dated 14 September 2017 and entitled “Banca Carige’s Board of Directors has approved the 2017-2020 Business Plan “Carige’s Transformation Programme””.”

** *** **

Copies of this Supplement and the 2017 Half-Year Unaudited Interim Consolidated Financial Information and press releases incorporated by reference in this Supplement can be obtained, without charge, at the specified office of the Paying Agent in Luxembourg as provided at page 212 of the Base Prospectus and are also available on the website of the Luxembourg Stock Exchange (www.bourse.lu).